Exhibit 99.1

Broadway Financial Corporation Announces Sale of Shares

By U.S. Treasury to Two Southern California Based Banks

June 30, 2017

LOS ANGELES — Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (“Broadway”), has been informed that the United States Department of the Treasury (the “U.S. Treasury”) sold a total of 1,832,092 shares of the Company’s voting common stock yesterday; 916,046 voting shares were sold to Pacific Western Bank, and an equal number of voting shares were sold to Community Bank.  These shares were sold at a price of $1.90 per share.

The sales reduced the U.S. Treasury’s ownership from 19.83% of the Company’s total shares (voting plus non-voting) to 13.15% of the total shares, and from 29.12% of the Company’s voting shares to 19.32% of the voting shares.

MJC Partners, LLC assisted the U.S. Treasury with the transaction.

Chief Executive Officer Wayne Bradshaw commented, “We are pleased that two leading financial institutions based in Southern California, Pacific Western Bank and Community Bank, have made investments in our stock.  Their investments enhance our efforts to diversify our stockholder base, and allow us to continue our focus on providing financial services to low-to-moderate income communities within Southern California.”

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is a leading community-oriented savings bank in Southern California serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

About Pacific Western Bank

Pacific Western Bank (“Pacific Western”), a wholly owned subsidiary of PacWest Bancorp (NASDAQ PACW), is a California bank with $21 billion in assets.  Pacific Western operates out of 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina.  Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses, and offers additional products and services through its CapitalSource and Square 1 Bank divisions.  The CapitalSource Division provides cash flow, asset-based, equipment and real estate loans and leases and treasury management services to established middle market businesses on a national basis.  The Square 1 Bank Division offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

About Community Bank

Community Bank is a regional, family-owned bank with $3.6 billion in assets headquartered in Pasadena, CA. With a focus on small to medium-sized businesses, Community Bank partners with our customers to provide customized banking solutions.  The full range of products offered include loans, deposits, treasury management and international services.  The Bank is committed to serving the communities in which we do business and is the 10th largest SBA 7(A) lender in the Los Angeles District.  Additional offices are located in Anaheim, Burbank, Century City, Commerce, Corona, Glendale, Huntington Beach, Irvine, Laguna Niguel, Ontario, Pasadena, Redlands, Santa Clarita, Santa Fe Springs, South Bay, and Woodland Hills.  Visit www.cbank.com to learn more about Community Bank.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

Contacts

Broadway Financial Corporation
Wayne-Kent A. Bradshaw
Chief Executive Officer
(323) 556-3248
or
Brenda J. Battey
Chief Financial Officer
(323) 556-3264
investor.relations@broadwayfederalbank.com